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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 1,000,000 shares of its common stock pertaining to the Cyrix Corporation 1988 Incentive Stock Plan of our report dated January 18, 1996 with respect to the consolidated financial statements and schedule of Cyrix Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Dallas, Texas
December 19, 1996